As filed with the Securities and Exchange Commission on October 14, 2020

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARRAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	83-2747826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(505) 881-7567

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jim Fusaro

Chief Executive Officer

Array Technologies, Inc.

3901 Midway Place NE

Albuquerque, New Mexico 87109

(505) 881-7567

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff, P.C. Michael Kim, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Charlotte MacVane General Counsel and Chief Legal Officer Array Technologies, Inc. 3901 Midway Place NE Albuquerque, New Mexico 87109 (505) 881-7567	Michael Kaplan Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-248969

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	2,875,000	$22.00	$63,250,000	$6,900.58

(1)

Represents only the additional number of shares of Common Stock being registered, and includes 375,000 additional shares of Common Stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-248969).

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $1,086,750,000 on the Registration Statement on Form S-1, as amended (File No. 333-248969), which was declared effective by the Securities and Exchange Commission on October 14, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $63,250,000 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Array Technologies, Inc., the registrant whose name appears on the cover of this registration statement, is a Delaware corporation. Immediately prior to the effectiveness of the Prior Registration Statement (as defined below), ATI Intermediate Holdings, LLC, a Delaware limited liability company, converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Array Technologies, Inc. The registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-248969) (the “Prior Registration Statement”), which the Commission declared effective on October 14, 2020.

The registrant is filing this registration statement for the sole purpose of increasing by 2,875,000 shares the number of shares of its Common Stock, par value $0.001 per share, to be registered for sale, 375,000 of which may be sold by the selling stockholder upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Item 16.	Exhibits

Exhibit Number	Document

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in page II-5 of the Registration Statement on Form S-1 (File No. 333-248969) filed on September 22, 2020)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Array Technologies, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico on October 14, 2020.

Array Technologies, Inc.

By:	/s/ Jim Fusaro
Name:	Jim Fusaro
Title:	Chief Executive Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jim Fusaro Jim Fusaro	Chief Executive Officer and Director (principal executive officer)	October 14, 2020

/s/ Nipul Patel Nipul Patel	Chief Financial Officer (principal financial officer and principal accounting officer)	October 14, 2020

* Troy Alstead	Director	October 14, 2020

* Orlando D. Ashford	Director	October 14, 2020

* Frank Cannova	Director	October 14, 2020

* Ron P. Corio	Director	October 14, 2020

* Brad Forth	Chairman of the Board of Directors	October 14, 2020

* Peter Jonna	Director	October 14, 2020

* Jason Lee	Director	October 14, 2020

* /s/ Nipul Patel Nipul Patel Attorney-in-Fact